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                                 ARTHUR ANDERSEN LLP


                                                                    Exhibit 23.4




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Sun International Hotels Limited:

As independent public accountants, we hereby consent to the use of (1) our report on the Company's financial statements dated February 21, 1997 included in this registration statement (2) our report on the Company's 1995 financial statements dated January 31, 1996 incorporated by reference in this registration statement (3) our report on the balance sheet as of September 28, 1995 of the Mohegan Tribal Gaming Authority dated December 15, 1995 incorporated by reference in this registration statement and (4) to all references to our Firm included in this registration statement.



                                  /s/ Arthur Andersen LLP
                                  --------------------------------
                                  ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 11, 1997